August 1, 2003

                              FOR IMMEDIATE RELEASE

                                                   Press Contact: G. Larry Owens
                                                       Executive Vice President,
                                               Chief Administrative Officer, and
                                                         Chief Financial Officer
                                                     Smithway Motor Xpress Corp.
                                                                  (515) 576-7418

       SMITHWAY MOTOR XPRESS CORP. REPORTS IMPROVED SECOND QUARTER RESULTS

FORT DODGE, IOWA (PR Newswire) August 1, 2003--Smithway Motor Xpress Corp. (Nasdaq SmallCap Market: SMXC) announced today financial and operating results for the second quarter and six months ended June 30, 2003.

For the quarter, operating revenue decreased approximately 6.6% to $42.2 million from $45.2 million for the corresponding quarter in 2002. Smithway's net loss was $458,000, or ($0.09) per basic and diluted share, compared with net loss of $1.2 million, or ($0.24) per basic and diluted share, for the same quarter in 2002.

For the first six months in 2003, operating revenue decreased approximately 5.0% to $82.1 million from $86.5 million for the first six months in 2002. Smithway's net loss was $2.0 million, or ($0.42) per basic and diluted share, compared with net loss of $3.2 million, or ($0.66) per basic and diluted share, for the first six months in 2002.

The improvement in performance is primarily attributable to decreased expenses resulting from ongoing cost containment efforts. On a cost per mile basis, comparing second quarter 2003 to second quarter 2002 non-driver wages decreased 20.6%, fringe benefits decreased 12.0%, fuel expense, net of fuel surcharge revenue, decreased 7.9% and general and administrative costs decreased 20.7%. Following the end of the quarter, five operating terminals have been consolidated into existing locations and two maintenance facilities have been closed. These measures are a part of the Company's initiatives to return to profitability.

Following the end of the quarter the Company obtained waivers for loan covenant violations at June 30, 2003. Additionally, the primary lender extended the due date of the credit agreement to July 1, 2004.

In other matters, the Company has scheduled its annual shareholders meeting for Friday, October 24, 2003, at 10:00 a.m. in Fort Dodge, Iowa.

Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

This press release and statements made by the Company in its stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure to turn around continued operating losses, which could result in further violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including new emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.



                                     SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share and per share data and operating statistics)


                                                                Three months ended               Year to Date
                                                                     June 30,                      June 30,
                                                                    (unaudited)                   (unaudited)
                                                            ----------------------------   -------------------------
                                                                2002           2003           2002         2003
                                                            --------------  ------------   ------------ ------------

  Operating revenue:
     Freight                                                      $45,041       $42,196        $86,100      $82,075
     Other                                                            198            45            359           52
                                                            --------------  ------------   ------------ ------------
       Operating revenue                                           45,239        42,241         86,459       82,127
  Operating expenses:
     Purchased transportation                                      16,551        14,344         31,842       28,699
     Compensation and employee benefits                            13,740        12,653         27,144       25,027
     Fuel, supplies, and maintenance                                7,023         7,094         13,507       14,931
     Insurance and claims                                           1,639         1,476          3,452        2,498
     Taxes and licenses                                               920           839          1,756        1,680
     General and administrative                                     1,928         1,856          3,737        3,214
     Communications and utilities                                     432           381            939          793
     Depreciation and amortization                                  4,269         3,781          8,045        7,491
                                                            --------------  ------------   ------------ ------------
       Total operating expenses                                    46,502        42,424         90,422       84,333
                                                            --------------  ------------   ------------ ------------
       Loss from operations                                       (1,263)         (183)        (3,963)      (2,206)

  Financial (expense) income:
     Interest expense                                               (524)         (496)        (1,085)        (946)
     Interest income                                                   10             2             17            4
                                                            --------------  ------------   ------------ ------------
       Loss before income taxes                                   (1,777)         (677)        (5,031)      (3,148)
     Income tax benefit                                             (616)         (219)        (1,833)      (1,132)
                                                            --------------  ------------   ------------ ------------
       Net loss                                                  ($1,161)        ($458)       ($3,198)     ($2,016)
                                                            ==============  ============   ============ ============

                                                            --------------  ------------   ------------ ------------
  Basic and diluted loss per share                                ($0.24)       ($0.09)        ($0.66)      ($0.42)
                                                            ==============  ============   ============ ============

  Basic weighted average common shares outstanding              4,846,021     4,846,821      4,845,277    4,846,821
  Diluted weighted average common shares outstanding            4,846,021     4,846,821      4,845,277    4,846,821


     Operating Statistics
                                                            ----------------------------   -------------------------
                                                                2002           2003           2002         2003
                                                            --------------  ------------   ------------ ------------

     Operating ratio                                               102.8%        100.4%         104.6%       102.7%
     Average operating revenue per tractor per week                $2,374        $2,585         $2,229       $2,485
     Average revenue per tractor per week                          $2,221*       $2,389*        $2,103*      $2,285*
     Average revenue per seated tractor per week                   $2,503*       $2,511*        $2,402*      $2,398*
     Average length of haul in miles                                  656           647            664          649
     Average revenue per loaded mile                                $1.36*        $1.37*         $1.36*       $1.36*
     Ending company tractors                                          870           760            870          760
     Ending owner/operators tractors                                  552           467            552          467
     Ending trailers                                                2,665         2,317          2,665        2,317
     Weighted average tractors                                      1,466         1,257          1,492        1,271

  *excludes fuel surcharge, brokerage, and other revenue.



                            SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (Dollars in thousands)


                                                                 December 31,            June 30,
                                                                     2002                  2003
                                                              --------------------    ----------------
  ASSETS
       Current assets:
           Cash and cash equivalents                                         $105                $349
           Receivables, net                                                14,125              16,845
           Inventories                                                        868                 995
           Prepaid expenses and other                                       4,508               4,748
                                                              --------------------    ----------------
                 Total current assets                                      19,606              22,937

       Property and equipment                                             131,601             127,076
       Less accumulated depreciation                                       64,031              66,053
                                                              --------------------    ----------------
           Net property and equipment                                      67,570              61,023

       Other assets                                                         2,233               2,181
                                                              --------------------    ----------------

  Total assets                                                            $89,409             $86,141
                                                              ====================    ================

  LIABILITIES AND STOCKHOLDERS' EQUITY
       Current liabilities:
           Current debt                                                   $11,595             $11,659
           Accounts payable and accrued expenses                           12,139              14,559
                                                              --------------------    ----------------
                 Total current liabilities                                 23,734              26,218

       Long-term debt                                                      32,225              29,447
       Deferred income taxes                                               10,257               9,299
                                                              --------------------    ----------------

  Total liabilities                                                        66,216              64,964

       Stockholders' equity                                                23,193              21,177
                                                              --------------------    ----------------

  Total liabilities and stockholders' equity                              $89,409             $86,141
                                                              ====================    ================